FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

This First Amendment to Participation Agreement (“Amendment”) is entered into by and among PACIFIC LIFE & ANNUITY COMPANY, a Arizona corporation (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A attached hereto as may be amended from time to time; LEGG MASON INVESTOR SERVICES, LLC, a Maryland limited liability company (the “Distributor”); CLEARBRIDGE VARIABLE AGGRESSIVE GROWTH PORTFOLIO (formerly named Legg Mason Partners Variable Aggressive Growth), a Maryland corporation and CLEARBRIDGE VARIABLE MID CAP CORE PORTFOLIO (formerly named Legg Mason Partners Variable Mid Cap Core Portfolio), a Maryland corporation (each a “Fund”, and collectively the “Funds”).

WHEREAS, the parties entered into a Participation Agreement dated April 3, 2007, as amended (the “Agreement”);

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Contracts”) to be offered by insurance companies that have entered into participation agreements with the Fund and the Distributor;

WHEREAS, each Fund is a separate portfolio of Legg Mason Partners Variable Equity Trust;

WHEREAS, the parties agree to replace the Funds as parties to the Agreement with Legg Mason Partners Variable Income Trust, as a Party to the Agreement on behalf of the Funds and such other funds as set forth on Schedule B attached hereto;

WHEREAS, the parties desire to amend the Agreement in certain other respects;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.

Legg Mason Variable Equity Trust shall substitute and take the place of ClearBridge Variable Aggressive Growth Portfolio and ClearBridge Variable Mid Cap Core Portfolio as parties, and shall assume the rights, obligations and liabilities under the Agreement as a “Fund” and that ClearBridge Variable Aggressive Growth Portfolio and ClearBridge Variable Mid Cap Core Portfolio shall each be designated a “Portfolio” under the Agreement.

2.

Legg Mason Partners Variable Income Trust is hereby added as party and shall assume the rights, obligations and liabilities under the Agreement as a “Fund” on behalf of the Portfolios listed on Schedule B.

3.	The follow Sub Sections (f), (g) and (h) are hereby added to Section 2.1 “Representation and Warranties” of the Agreement:

(f) The Company does not make the Fund available as an investment vehicle for any clients of the Company other than through Contracts.

(g) That the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Funds and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

(h) That it understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the Company’s home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with the Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with the Agreement and such requirements that the Fund or the Distributor may notify to Company.

4.	ARTICLE X “Notices” of the Agreement is hereby deleted and replaced with the following:

If to the Company:

Pacific Life & Annuity Company

700 Newport Center Drive

Newport Beach, CA 92660

Attn: General Counsel

If to the Fund:

Legg Mason Partners Variable Equity Trust

125 Broad Street – 10th Floor

New York, NY 10004

Legg Mason Partners Variable Income Trust

125 Broad Street – 10th Floor

New York, NY 10004

If to the Distributor:

Legg Mason Investor Services, LLC

100 First Stamford Place – 5th Floor

Stamford, CT 06902

Attn: Business Implementation

5.    Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

6.    Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule B of the Agreement.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby. Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of March 20, 2015

Company:

PACIFIC LIFE & ANNUITY COMPANY

By its authorized officer:

By: /s/ Jose T. Miscolta	Attest: /s/ Brandon J. Cage

Name: Jose T. Miscolta	Brandon J. Cage, Assistant Secretary

Title: Assistant Vice President

Date:

Fund:	Agreed and Accepted by:

LEGG MASON PARTNERS VARIABLE EQUITY TRUST	CLEARBRIDGE VARIABLE AGGRESSIVE GROWTH PORTFOLIO

By its authorized officer:	By its authorized officer:

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Fund:	Agreed and Accepted by:

LEGG MASON PARTNERS VARIABLE INCOME TRUST	CLEARBRIDGE VARIABLE MID CAP CORE PORTFOLIO

By its authorized officer:	By its authorized officer:

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Distributor:

LEGG MASON INVESTOR SERVICES, LLC

By its authorized officer:

By:

Name:

Title:

Date:

SCHEDULE A

SEPARATE ACCOUNTS FUNDING VARIABLE CONTRACTS

Separate Account

All separate accounts that utilize Fund portfolios.

Policies/Contracts Funded by Separate Account

All Policies/Contracts funded by the separate accounts that utilize Fund portfolios.

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Fund Trust Name	Portfolio Fund Name	Class	CUSIP	Symbol

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Aggressive Growth Portfolio	II	52467X872	QLMGTX

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Core Portfolio	II	52467X856	QLMPTX

Legg Mason Partners Variable Income Trust	Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	QLMYTX